UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

September 19, 2006 (September 14, 2006)

DYNEGY INC.

DYNEGY HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Illinois	1-15659	74-2928353
Delaware	0-29311	94-3248415
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 Louisiana, Suite 5800, Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (713) 507-6400

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Acquisition of Power Generating Facilities

Plan of Merger and Contribution Agreement

On September 14, 2006, Dynegy Inc., an Illinois corporation (the “Company”), entered into a Plan of Merger, Contribution and Sale Agreement (the “Merger Agreement”), by and among Dynegy Acquisition, Inc., a Delaware corporation (“New Dynegy”), Falcon Merger Sub Co., an Illinois corporation and a wholly owned subsidiary of New Dynegy (“Merger Sub”), LSP Gen Investors, LP, a Delaware limited partnership (“Gen Investors”), LS Power Partners, LP, a Delaware limited partnership (“LS Power”), LS Power Equity Partners PIE I, L.P., a Delaware limited partnership (“PIE”), LS Power Associates, L.P., a Delaware limited partnership (“LS Associates”), and LS Power Equity Partners, L.P., a Delaware limited partnership (“LS Equity Partners” and, together with Gen Investors, LS Power, PIE and LS Associates, the “LS Entities”), pursuant to which Merger Sub will be merged (the “Merger”) with and into the Company, as a result of which the Company and its wholly-owned subsidiary, Dynegy Holdings Inc., will become wholly-owned subsidiaries of New Dynegy.

In the Merger, each share of the Company’s Class A Common Stock, no par value (“Company Class A Common Stock”), and the Company’s Class B Common Stock, no par value (“Company Class B Common Stock” and, together with Company Class A Common Stock, “Company Common Stock”), will be converted into the right to receive one share of New Dynegy Class A Common Stock, par value $0.01 per share (“New Dynegy Class A Common Stock”).

In the transaction, the LS Entities will contribute certain interests in power generation entities to New Dynegy in exchange for (i) 340,000,000 shares of New Dynegy Class B Common Stock, par value $0.01 per share (“New Dynegy Class B Common Stock” and, together with New Dynegy Class A Common Stock, the “New Dynegy Common Stock”), (ii) $100,000,000 in cash and (iii) $275,000,000 in aggregate principal amount of notes to be issued by New Dynegy.

Under the terms of the Merger Agreement, the Company agreed not to (i) solicit proposals relating to alternative business combination transactions or (ii) subject to certain exceptions, enter into discussions or an agreement concerning or provide confidential information in connection with any proposals for alternative business combination transactions. The Merger Agreement provides certain termination rights to both the Company and the LS Entities, and further provides that, upon termination of the Merger Agreement under certain circumstances, (i) the Company may be required to pay the LS Entities or (ii) the LS Entities may be required to pay the Company, an aggregate termination fee of $100,000,000, as described in the Merger Agreement.

Upon consummation of the Merger, New Dynegy’s Board of Directors will consist of 11 members. Bruce A. Williamson will continue to serve as Chairman and Chief Executive Officer, and Patricia A. Hammick will continue as the Lead Director. All of the Company’s other current directors will remain on the Board of Directors of New Dynegy, with the exception of Rebecca B. Roberts and Howard B. Sheppard, both of whom will step down from their positions as Class B directors at closing as a result of the reduced ownership interest of Chevron U.S.A Inc. (“Chevron”), currently the Company’s largest shareholder. At closing, the LS Entities will have the right to name three new Class B directors to New Dynegy’s board, one of which is anticipated to be the LS Power Chairman and Chief Executive Officer, Mike Segal.

The affirmative vote of two thirds of the (i) issued and outstanding shares of Company Class A Common Stock voting as a class, (ii) issued and outstanding shares of Company Class B Common Stock voting as a class and (iii) issued and outstanding shares of Company Common Stock voting together as a class is required to approve the Merger. The consummation of the Merger is subject to various other conditions, including: (i) the expiration or termination of applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), (ii) approval from the Federal Energy Regulatory Commission, (iii) registration of the shares of New Dynegy Class A Common Stock to be issued in the Merger under the Securities Act of 1933, as amended (the “Securities Act”) (iv) approval from the New York State Public Service Commission and (v) satisfaction of certain other conditions. Additionally, because of the limited historical financial statements available for assets held by the LS Entities with respect to periods before the LS Entities acquired such assets, the Company will require favorable guidance or a waiver from the U.S. Securities and Exchange Commission (the “SEC”) regarding its proposed financial statement presentation in the proxy statement/prospectus to be filed in connection with the Merger. Assuming all necessary conditions are satisfied, the transaction is expected to close in early 2007.

The foregoing summary of the Merger Agreement is qualified in its entirety by reference to the text of the Merger Agreement which is attached hereto as Exhibit 2.1 and incorporated herein by reference.

Voting Agreements

Concurrent with the execution of the Merger Agreement, Chevron entered into a voting agreement (the “Chevron Voting Agreement”) with LS Associates, Gen Investors, PIE and LS Equity Partners pursuant to which Chevron agreed to vote its shares of Company Class B Common Stock in favor of (i) the Merger Agreement, (ii) the Merger and (iii) to the extent submitted to the shareholders of the Company for approval in connection with the Merger, other related transactions. The shares of Company Class B Common Stock beneficially owned by Chevron represent approximately 19.3% of the total issued and outstanding shares of Company Common Stock as of the close of business on September 14, 2006. Chevron owns no shares of Class A Common Stock.

The Chevron Voting Agreement will terminate upon the occurrence of any of the following: (a) withdrawal or amendment by the Company’s board of its recommendation in favor of the Merger, (b) if the Merger has not been consummated on or prior May 31, 2007, (c) if the parties agree to any amendment or change to the Merger Agreement that (i) changes the exchange ratio, (ii) changes the amount or type of consideration to be paid for each share of Company Common Stock in the Merger, (iii) changes the amount or type of consideration to be paid to the LS Entities under the Merger Agreement, or (iv) is materially disadvantageous to Chevron, (d) termination of the Merger Agreement or (e) consummation of the Merger.

Also concurrent with the execution of the Merger Agreement, Bruce A. Williamson, Stephen A. Furbacher, Holli C. Nichols, Lynn A. Lednicky and J. Kevin Blodgett entered into a voting agreement (the “Officers’ Voting Agreement”) with LS Associates, Gen Investors, PIE LS Equity Partners and LS Power pursuant to which each individual party thereto agreed to vote his or her shares of Company Common Stock in favor of (i) the Merger Agreement (ii) the Merger and (iii) to the extent submitted to the shareholders of the Company for approval in connection with the Merger, other related transactions. The shares of Company Common Stock collectively beneficially owned by the individuals executing the Officers’ Voting Agreement represent less than 1% of the total issued and outstanding shares of Company Common Stock as of the close of business on September 14, 2006.

The foregoing summaries of the Chevron Voting Agreement and the Officers’ Voting Agreement are qualified in their entireties by reference to the texts of the Chevron Voting Agreement and the Officers’ Voting Agreement, which are attached hereto as Exhibit 10.1 and Exhibit 10.2, respectively, and incorporated herein by reference.

New Dynegy’s Certificate of Incorporation

At the effective time of the Merger, New Dynegy’s Certificate of Incorporation will provide, generally, that New Dynegy Class A Common Stock and New Dynegy Class B Common Stock will be entitled to vote together as a single class on all matters to be voted on by New Dynegy’s stockholders. As long as shares of New Dynegy Class B Common Stock are outstanding, New Dynegy’s board of directors will consist of 11 members, of which eight will be elected by the holders of New Dynegy Class A Common Stock and three will be elected by the holders of New Dynegy Class B Common Stock (“Class B Directors”). After the closing of the Merger the number of Class B Directors will vary based on the percentage of the total number of shares of New Dynegy Common Stock that the outstanding shares of New Dynegy Class B Common Stock represents. The holders of New Dynegy Class B Common Stock will be entitled to elect three Class B Directors if the percentage of outstanding shares of New Dynegy Class B Common Stock equals or is greater than 30% of the outstanding shares of New Dynegy Common Stock and two Class B Directors if such percentage is less than 30% but greater than or equal to 10%. There shall be no Class B Directors if the outstanding shares of New Dynegy Class B Common Stock represent less than 10% of the total outstanding shares of New Dynegy Common Stock.

Only the LS Entities, their permitted transferees and affiliates and associates of the LS Entities (the “LS Control Group”) will be entitled to own shares of New Dynegy Class B Common Stock. All shares of New Dynegy Class B Common Stock transferred to any person other than a permitted transferee of the LS Entities will automatically be converted into shares of New Dynegy Class A Common Stock. Furthermore, each share of New Dynegy Class B Common Stock will automatically convert into one share of New Dynegy Class A Common Stock when the outstanding shares of New Dynegy Class B Common stock represent less than 10% of the total outstanding shares of New Dynegy Common Stock.

New Dynegy’s Bylaws

At the effective time of the Merger, New Dynegy’s Bylaws will grant the Class B Directors certain blocking rights for so long as the outstanding shares of New Dynegy Class B

Common Stock represent at least 15% of the total combined voting power of New Dynegy’s voting securities. Subject to certain thresholds and exceptions, the Class B Directors may block certain major transactions proposed at meetings of the board of directors of New Dynegy, including: (i) amending its charter or bylaws, (ii) merging or consolidating, (iii) paying dividends or similar distributions, (iv) entering into new lines of businesses, (v) liquidating or dissolving, (vi) issuing equity securities above a specified amount, (vii) incurring debt above a specified amount, (viii) hiring or terminating the chief executive officer and (ix) entering into any business that would limit the activities of any holder of New Dynegy Class B Common Stock or any of its affiliates. To exercise such rights, all Class B Directors present at the meeting of the board of directors at which such major transaction is proposed must vote against such proposal. Additionally, New Dynegy’s Bylaws provide that, except in certain circumstances, each committee of New Dynegy’s board of directors will have at least one Class B Director.

Corporate Opportunity Agreement

In connection with the Merger, on September 14, 2006, New Dynegy entered into a Corporate Opportunity Agreement with the LS Entities. In general, the Corporate Opportunity Agreement provides that New Dynegy must inform the LS Entities of opportunities to acquire operating electrical power generating assets. Each affiliate of the LS Entities, as stockholders, officers or directors of New Dynegy, will have no duty to refrain from competing with New Dynegy in any business opportunity in which New Dynegy also has an interest, but the LS Entities’ access to further information developed by New Dynegy with respect to any such opportunity will be limited. The rights granted to the LS Entities under the Corporate Opportunity Agreement will be suspended at any time when the outstanding shares of New Dynegy Class B Common Stock represent less than 15% of New Dynegy’s total voting power. Furthermore, the Corporate Opportunity Agreement will terminate when there are no shares of New Dynegy Class B Common Stock outstanding or upon a change of control of the LS Entities.

The foregoing summary of the Corporate Opportunity Agreement is qualified in its entirety by reference to the text of the Corporate Opportunity Agreement which is attached hereto as Exhibit 10.3 and incorporated herein by reference.

Shareholder Agreement

In connection with the Merger, New Dynegy entered into a Shareholder Agreement dated as of September 14, 2006 (the “Shareholder Agreement”) with the LS Entities that, among other things, limits the LS Entities’ ownership of New Dynegy Common Stock as well as restricts the manner in which the LS Entities may transfer their shares of New Dynegy Class B Common Stock. The LS Control Group, together with Luminus Management LLC and its affiliates (“Luminus”), may not acquire any equity securities of New Dynegy if, after giving effect to such acquisition, they would own more than approximately 40% of the total outstanding shares of New Dynegy Common Stock. If the LS Control Group owns less than 30% of New Dynegy’s total outstanding shares of New Dynegy Common Stock, Luminus may acquire equity securities of New Dynegy if, after such acquisition, Luminus would not own more than 5% of the total outstanding shares of New Dynegy Common Stock.

In addition, after the expiration of the earlier of (i) two years from the Merger, (ii) the date the LS Entities cease to collectively own 15% of New Dynegy’s outstanding voting securities and (iii) the occurrence of certain third party offers to acquire more than 25% of New Dynegy (the “Lock-Up Period”), the LS Entities may make an offer to purchase all of the outstanding shares of New Dynegy Common Stock. Upon such offer, New Dynegy may either accept the offer or conduct an auction in which the LS Entities may elect, at their option, whether or not to participate. The LS Entities have the right to top the winning offer at 105% of the offer price in any auction in which they elect not to participate.

The Shareholder Agreement also (i) provides that if the LS Entities or their board designees block certain sale transactions with respect to New Dynegy more than twice in any 18 month period, New Dynegy’s board of directors can cause an auction for the sale of New Dynegy, (ii) prohibits New Dynegy from issuing New Dynegy Class B Common Stock to any person other than the LS Entities and (iii) provides the LS Entities with certain preemptive rights to acquire shares of New Dynegy Common Stock in proportion to their then-existing ownership of New Dynegy Common Stock whenever New Dynegy issues shares of stock or securities convertible into New Dynegy Common Stock.

Generally, until the expiration of the Lock-Up Period, the LS Control Group may not transfer their shares, provided that, (i) beginning 180 days after the Merger, the LS Control Group may distribute its shares to their permitted transferees; provided that New Dynegy may block such distribution for up to 60 days per calendar year in connection with a proposed underwritten public offering; (ii) beginning 180 days after the Merger to the date that is 360 days after the Merger, 21,250,000 shares of New Dynegy’s Class B Common Stock may be transferred in widely dispersed sales, provided that to the extent such number of shares is not transferred during any such 180-day period, any unused amount may be carried forward to the next succeeding 180-day period (but in no event may more than 42,500,000 share of New Dynegy Class B Common Stock be transferred during any 180-day period), and (iii) after the expiration of the Lock-Up Period, the LS Control Group may freely transfer their shares of New Dynegy Class B Common Stock to any person so long as such transfer would not result in such person, together with such person’s affiliates and associates, owning more than 15% of shares of New Dynegy Common Stock. All shares of New Dynegy Class B Common Stock transferred to any person that is a member of the LS Control Group shall automatically be converted into shares of New Dynegy Class A Common Stock.

The foregoing description of the Shareholder Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Shareholder Agreement which is attached hereto as Exhibit 4.1 and incorporated herein by reference.

LS Registration Rights Agreement

In connection with the Merger, New Dynegy entered into a Registration Rights Agreement dated September 14, 2006 (the “LS Registration Rights Agreement”) with the LS Entities pursuant to which New Dynegy agreed to prepare and file with the SEC (i) a “shelf” registration statement covering the resale of shares of New Dynegy Class B Common Stock that will be issued to the LS Entities in the Merger and (ii) a “shelf” registration statement covering resale of any shares of New Dynegy Class B Common Stock that may be transferred by the LS Entities to their respective limited partner investors.

Under the LS Registration Rights Agreement, the LS Entities and their permitted transferees have the right to cause New Dynegy to effect up to two underwritten offerings during the first 24 months following the Merger, provided that no more than one underwritten offering may be consummated during each of the first and second 12-month periods. The LS Entities and their permitted transferees may demand to effect up to two underwritten offerings during each 12-month period following the first 24 months after the Merger. New Dynegy may defer the commencement of any underwritten offering demanded by the LS Entities and their permitted transferees for up to 60 days one time in any calendar year.

The foregoing summary of the LS Registration Rights Agreement is qualified in its entirety by reference to the text of the LS Registration Rights Agreement which is attached hereto as Exhibit 4.2 and incorporated herein by reference.

JV Development Agreement

At the closing of the Merger, it is anticipated that New Dynegy and the LS Entities will enter into two joint ventures involving a “Development Company” and a “Project Holding Company,” each of which will be 50%-owned by the respective parties. The primary purpose of the joint ventures will be to pursue certain power development projects between New Dynegy and certain of the LS Entities. The Project Holding Company will own development projects directly or through subsidiaries, while the Development Company will own no material assets, but will (i) provide development and other operational services to the Project Holding Company and (ii) evaluate opportunities presented by New Dynegy and the LS Entities for potential contribution to the Project Holding Company.

Kendall Purchase Agreement

On September 14, 2006, the LS Entities and Kendall Power LLC (“Kendall Power”), a newly formed wholly owned subsidiary of the Company, entered into a Limited Liability Company Membership Interests and Stock Purchase Agreement (the “Kendall Agreement”) pursuant to which Kendall Power agreed to acquire all of the outstanding interests in LSP Kendall Holdings, LLC for $200,000,000 in cash, as adjusted for certain changes in working capital. The closing of the Kendall Agreement will occur only if closing does not occur with respect to the transactions contemplated by the Merger Agreement. The Company has agreed to guarantee certain of Kendall Power’s obligations under the Kendall Agreement.

The consummation of the Kendall Agreement is subject to various conditions, including: (i) the termination of the Merger Agreement; (ii) the expiration or termination of applicable waiting periods under the HSR Act; and (iii) satisfaction of certain other conditions.

The foregoing summary of the Kendall Agreement is qualified in its entirety by reference to the text of the Kendall Agreement which is attached hereto as Exhibit 2.2 and incorporated herein by reference.

Representation and Warranties

The Merger Agreement and Kendall Agreement contain representations and warranties that the parties have made to each other as of specific dates. Except for their status as contractual documents that establish and govern the legal relations among the parties thereto, the Merger Agreement and Kendall Agreement are not intended to be a source of factual, business or operational information about any of the parties thereto. The representations and warranties contained in the Merger Agreement and Kendall Agreement were made only for purposes of such agreements and as of specific dates, were solely for the benefit of the parties to the agreements, and may be subject to limitations agreed between the parties, including being qualified by disclosures between the parties. The representations and warranties in the agreements may have been made to allocate risks among the parties thereto, including where the parties do not have complete knowledge of all facts, instead of establishing matters as facts. Furthermore, those representations and warranties may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. The assertions embodied in such representations and warranties are qualified by information contained in disclosure letters to the Merger Agreement and Kendall Agreement that the parties exchanged in connection with the signing of the Merger Agreement and Kendall Agreement, respectively. Accordingly, investors and security holders should not rely on such representations and warranties as characterizations of the actual state of facts or circumstances, since they were only made as of the date of the agreements and are modified in important part by the underlying disclosure letters. Moreover, information concerning the subject matter of such representations and warranties may change after the date of the agreements, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Agreements with Chevron

In connection with the Merger, all of the shares of Company Common Stock held by Chevron will be converted into an equal number of shares of New Dynegy Class A Common Stock.

Chevron Registration Rights Agreements

In connection with the Merger, New Dynegy entered into a Registration Rights Agreement dated September 14, 2006 (the “New Dynegy-Chevron Registration Rights Agreement”) with Chevron pursuant to which New Dynegy agreed to prepare and file with the SEC a “shelf” registration statement covering the resale of shares of New Dynegy Class A Common Stock that Chevron will receive in exchange for its Company Class B Common Stock in the Merger (the “New Dynegy-Chevron Registration Statement”). New Dynegy agreed to use its best efforts to cause the New Dynegy-Chevron Registration Statement to be declared effective under the Securities Act. In addition, New Dynegy agreed to use its commercially reasonable efforts to keep the New Dynegy-Chevron Registration Statement effective until all of the New Dynegy Common Stock registrable thereunder has either been sold or is no longer restricted. Chevron also has the right to cause New Dynegy to effect (i) up to two underwritten offerings during the period following the effective time of the Merger and ending December 31, 2007 and (ii) one underwritten offering per calendar year thereafter. New Dynegy may defer the commencement of any underwritten offering demanded by Chevron for up to 60 days; provided that New Dynegy may not exercise such deferral right during the first 90-day period following the closing of the Merger, nor may such deferral right be exercised more than once per calendar year thereafter. After the end of the first 90-day period following the closing of the Merger, New Dynegy has the right once per calendar year to lock-up Chevron for up to 60 days in connection with an underwritten offering of New Dynegy’s equity securities or debt convertible into equity securities.

The Company also entered into a Registration Rights Agreement dated September 14, 2006 (the “Dynegy-Chevron Registration Rights Agreement”) with Chevron which grants Chevron registration rights with respect to Company Class B Common Stock only if Chevron’s obligations under the Chevron Voting Agreement terminate for any reason other than consummation of the Merger. Under the Dynegy-Chevron Registration Rights Agreement, the Company agreed to prepare and file with the SEC a “shelf” registration statement covering the resale of shares of Company Class B Common Stock owned by Chevron (the “Dynegy-Chevron Registration Statement”). The Company agreed to use its best efforts to cause the Dynegy-Chevron Registration Statement to be declared effective under the Securities Act. In addition, the Company has agreed to use its commercially reasonable efforts to keep the Dynegy-Chevron Registration Statement effective until the sale of, or lapse of restrictions on, all of the Company Class B Common Stock registrable thereunder. Chevron also has the right to cause the Company to effect (i) up to two underwritten offerings during the period following the termination of Chevron’s obligations under the Chevron Voting Agreement for any reason other than consummation of the Merger and ending December 31, 2007 and (ii) one underwritten offering per calendar year thereafter. The Company may defer the commencement of any underwritten offering demanded by Chevron for up to 60 days; provided that the Company may not exercise such deferral right during the first 90-day period in which Chevron has the right to demand underwritten offerings, nor may such deferral right be exercised more than once per calendar year thereafter. After the end of the first 90-day period in which Chevron has the right to demand underwritten offerings, the Company has the right once per calendar year to lock-up Chevron for up to 60 days in connection with an underwritten offering of the Company’s equity securities or debt convertible into equity securities.

The foregoing summaries of the New Dynegy-Chevron Registration Rights Agreement and the Dynegy-Chevron Registration Rights Agreement are qualified in their entireties by reference to the texts of the New Dynegy-Chevron Registration Rights Agreement and the Dynegy-Chevron Registration Rights Agreement which are attached hereto as Exhibit 4.3 and Exhibit 4.4, respectively, and incorporated herein by reference.

Chevron-LS Entities Lock-Up Agreement

As a condition to the performance of Chevron’s obligations under the Chevron Voting Agreement, Chevron and the LS Entities entered into a Lock-Up Agreement (the “Lock-Up Agreement”). Under the terms of the Lock-Up Agreement, each of the LS Entities agreed to certain transfer restrictions on New Dynegy Common Stock for a period of time consistent with the transfer restrictions in the Shareholder Agreement if (i) the Merger is consummated and (ii) Chevron voted for the approval of the Merger Agreement and the Merger in accordance with the terms of the Chevron Voting Agreement.

In addition, the Lock-Up Agreement provides that if any of the LS Entities or Chevron makes an underwritten offering of New Dynegy Common Stock at any time after 180 days from the closing date of the Merger when a Form S-3 “shelf” registration statement is not available (the “No-Shelf Period”), the party to the Lock-Up Agreement not making the underwritten offering will be locked-up for up to 60 days. During the No-Shelf Period, the LS Entities and Chevron also gave each other the right to participate in any underwritten offerings of New Dynegy Common Stock made by the other party to the Lock-Up Agreement.

The foregoing summary of the Lock-Up Agreement is qualified in its entirety by reference to the text of the Lock-Up Agreement which is attached hereto as Exhibit 4.5 and incorporated herein by reference.

In connection with the Merger Agreement and related transactions, the Company will file a proxy statement/prospectus with the SEC. Investors and security holders are urged to carefully read the important information contained in the materials regarding the proposed transaction when it becomes available. Investors and security holders will be able to obtain a copy of the proxy statement/prospectus and other relevant documents, free of charge, at the SEC’s web site at www.sec.gov. Copies of the proxy statement/prospectus may also be obtained by writing Dynegy Inc. Investor Relations, 1000 Louisiana Street, Houston, Texas 77002 or by calling 713-507-6466.

The Company, New Dynegy, Merger Sub and the LS Entities and their respective directors, executive officers, partners and other members of management and employees may be deemed to be participants in the solicitation of proxies from the Company’s shareholders in respect of the proposed transaction. Information regarding the Company’s directors and executive officers is available in the Company’s proxy statement for its 2006 Annual Meeting of Shareholders, dated April 3, 2006. Additional information regarding the interests of such potential participants will be included in the forthcoming proxy statement/prospectus and other relevant documents filed with the SEC when they become available.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

2.1 Plan of Merger, Contribution and Sale Agreement dated September 14, 2006 by and among Dynegy Inc., LSP Gen Investors, LP, LS Power Partners, LP, LS Power Equity Partners PIE I, L.P. LS Power Equity Partners, L.P., LS Power Associates, L.P., Falcon Merger Sub Co. and Dynegy Acquisition, Inc.

2.2 Limited Liability Company Membership Interests and Stock Purchase Agreement dated as of September 14, 2006, among LS Power Associates, L.P., LS Power Equity Partners, L.P., LS Power Equity Partners PIE I, L.P., LS Power Partners, L.P. and Kendall Power LLC

4.1 Shareholder Agreement dated as of September 14, 2006 among Dynegy Acquisition, Inc. and LS Power Partners, L.P., LS Power Associates, L.P., LS Power Equity Partners, L.P., LS Power Equity Partners PIE I, L.P. and LSP Gen Investors, L.P.

4.2 Registration Rights Agreement dated as of September 14, 2006 among Dynegy Acquisition, Inc., LS Power Partners, L.P., LS Power Associates, L.P., LS Power Equity Partners, L.P., LS Power Equity Partners PIE I, L.P. and LSP Gen Investors, L.P.

4.3 Registration Rights Agreement dated as of September 14, 2006 among Dynegy Acquisition, Inc. and Chevron U.S.A. Inc.

4.4 Registration Rights Agreement dated as of September 14, 2006 among Dynegy Inc. and Chevron U.S.A. Inc.

4.5 Lock-Up Agreement dated as of September 14, 2006 by and among LSP Gen Investors, LP, LS Power Partners, LP, LS Power Associates, L.P., LS Power Equity Partners PIE I, LP, LS Power Equity Partners, L.P. and Chevron U.S.A. Inc.

10.1 Voting Agreement dated as of September 14, 2006 by and among LSP Gen Investors, LP, LS Power Partners LP, LS Power Associates, L.P., LS Power Equity Partners PIE I, LP, LS Power Equity Partners, L.P. and Chevron U.S.A. Inc.

10.2 Voting Agreement dated as of September 14, 2006 by and among LS Power Associates, L.P., LSP Gen Investors, LP, LS Power Equity Partners PIE I, LP, LS Power Equity Partners, L.P., LS Power Partners, LP and Bruce A. Williamson, Stephen A. Furbacher, Holli C. Nichols, Lynn A. Lednicky and J. Kevin Blodgett

10.3 Corporate Opportunity Agreement dated as of September 14, 2006 between Dynegy Acquisition, Inc. and LS Power Development, LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DYNEGY INC.
(Registrant)

Date: September 19, 2006	By:	/s/ Kent R. Stephenson
	Name:	Kent R. Stephenson
	Title:	Senior Vice President

DYNEGY HOLDINGS INC.
(Registrant)

Date: September 19, 2006	By:	/s/ Kent R. Stephenson
	Name:	Kent R. Stephenson
	Title:	Senior Vice President

EXHIBIT INDEX

Exhibit No.	Description
2.1	Plan of Merger, Contribution and Sale Agreement dated September 14, 2006 by and among Dynegy Inc., LSP Gen Investors, LP, LS Power Partners, LP, LS Power Equity Partners PIE I, L.P. LS Power Equity Partners, L.P., LS Power Associates, L.P., Falcon Merger Sub Co. and Dynegy Acquisition, Inc.

2.2	Limited Liability Company Membership Interests and Stock Purchase Agreement dated as of September 14, 2006, among LS Power Associates, L.P., LS Power Equity Partners, L.P., LS Power Equity Partners PIE I, L.P., LS Power Partners, L.P. and Kendall Power LLC

4.1	Shareholder Agreement dated as of September 14, 2006 among Dynegy Acquisition, Inc. and LS Power Partners, L.P., LS Power Associates, L.P., LS Power Equity Partners, L.P., LS Power Equity Partners PIE I, L.P. and LSP Gen Investors, L.P.

4.2	Registration Rights Agreement dated as of September 14, 2006 among Dynegy Acquisition, Inc., LS Power Partners, L.P., LS Power Associates, L.P., LS Power Equity Partners, L.P., LS Power Equity Partners PIE I, L.P. and LSP Gen Investors, L.P.

4.3	Registration Rights Agreement dated as of September 14, 2006 among Dynegy Acquisition, Inc. and Chevron U.S.A. Inc.

4.4	Registration Rights Agreement dated as of September 14, 2006 among Dynegy Inc. and Chevron U.S.A. Inc.

4.5	Lock-Up Agreement dated as of September 14, 2006 by and among LSP Gen Investors, LP, LS Power Partners, LP, LS Power Associates, L.P., LS Power Equity Partners PIE I, LP, LS Power Equity Partners, L.P. and Chevron U.S.A. Inc.

10.1	Voting Agreement dated as of September 14, 2006 by and among LSP Gen Investors, LP, LS Power Partners LP, LS Power Associates, L.P., LS Power Equity Partners PIE I, LP, LS Power Equity Partners, L.P. and Chevron U.S.A. Inc.

10.2	Voting Agreement dated as of September 14, 2006 by and among LS Power Associates, L.P., LSP Gen Investors, LP, LS Power Equity Partners PIE I, LP, LS Power Equity Partners, L.P., LS Power Partners, LP and Bruce A. Williamson, Stephen A. Furbacher, Holli C. Nichols, Lynn A. Lednicky and J. Kevin Blodgett

10.3	Corporate Opportunity Agreement dated as of September 14, 2006 between Dynegy Acquisition, Inc. and LS Power Development, LLC